UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934.

Date of report (Date of earliest event reported): February 8, 2005

Commission file number: 0-16088

CERAMICS PROCESS SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization	04-2832409 (I.R.S. Employer Identification No.)
111 South Worcester Street P.O. Box 338 Chartley MA (Address of principal executive offices)	02712-0338 (Zip Code)

Registrant`s telephone no., including area code: 508-222-0614

Item 4. Changes in Registrant`s Certifying Accountant

Ceramics Process Systems Corporation (CPS) today announced the resignation of Sansiveri, Kimball & McNamee LLP (SKM) as its independent auditors, and the appointment of Wolf & Company PC (Wolf) as its new independent auditors, effective immediately. Sansiveri, Kimball & McNamee resigned as the Company`s independent auditors solely as a result of its decision to exit the business of auditing publicly-traded companies.

The decision to change auditors was not the result of any disagreement between the Company and SKM. There are no disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

SKM`s reports on the registrant`s financial statements for each of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant`s two most recent fiscal years there were no disagreements with SKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of SKM, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years.

During the Registrant`s two most recent fiscal years there were no "reportable events" as defined in Item 304(a)(1)(v) of regulation S-K.

During the two most recent fiscal years and through February 8, 2005, prior to engaging Wolf, neither the Registrant nor anyone on its behalf consulted Wolf regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant`s financial statements, and neither a written report was provided to the Registrant nor oral advice was provided that Wolf concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement or a reportable event described in above.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

  Financial Statements of Businesses Acquired: Not applicable.
  Pro Forma Financial Information: Not applicable
  Exhibits:

16.1 Letter from SKM to the Securities and Exchange Commission dated February 8, 2005

99.1 Press Release dated February 8, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: February 8, 2005	/s/ Grant C. Bennett President and Treasurer